EXHIBIT 99.2

ANADARKO GOOSEBERRY OPERATIONS
Statements of Revenues and Direct Operating Expenses
Years ended December 31, 2006, 2005, and 2004
(With Independent Auditors’ Report Thereon)

Independent Auditors’ Report
The Board of Directors
Anadarko Petroleum Corporation:
We have audited the accompanying statements of revenues and direct operating expenses of the Anadarko Gooseberry Operations (Gooseberry Operations), acquired on March 7, 2007 by Encore Acquisition Company for each of the years in the three-year period ended December 31, 2006. These statements are the responsibility of Anadarko Petroleum Corporation’s management. Our responsibility is to express an opinion on these statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements of revenues and direct operating expenses are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Gooseberry Operations’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
The accompanying statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in note 1. The statements are not intended to be a complete presentation of Gooseberry Operations’ revenues and expenses.
In our opinion, the statements of revenues and direct operating expenses referred to above present fairly, in all material respects, the revenues and direct operating expenses of the Gooseberry Operations for each of the years in the three-year period ended December 31, 2006, in conformity with U.S. generally accepted accounting principles.
/s/ KPMG LLP
Houston, Texas
May 9, 2007

ANADARKO GOOSEBERRY OPERATIONS
Statements of Revenues and Direct Operating Expenses
Years ended December 31, 2006, 2005, and 2004
(In thousands)

	2006	2005	2004
Oil revenues	$12,365	10,339	10,024
Direct operating expenses:
Lease operating expenses	3,593	1,358	1,728
Production and other taxes	1,625	1,807	1,313

Total direct operating expenses	5,218	3,165	3,041

Excess of revenues over direct operating expenses	$7,147	7,174	6,983

See accompanying notes to statements of revenues and direct operating expenses.

ANADARKO GOOSEBERRY OPERATIONS
Notes to Statements of Revenues and Direct Operating Expenses
Years ended December 31, 2006, 2005, and 2004
(1)	Basis of Presentation

On January 16, 2007, Encore Acquisition Company (Encore) entered into a Purchase and Sale Agreement with Howell Petroleum Corporation and Kerr-McGee Oil & Gas Onshore LP, both of which are wholly-owned subsidiaries of Anadarko Petroleum Corporation (Anadarko) whereby Encore agreed to acquire all of the ownership interests of Anadarko representing all of the Gooseberry Field’s oil properties and associated liabilities (“Gooseberry Operations”) owned by Anadarko. The acquisition closed on March 7, 2007 for a cash purchase price of approximately $63.7 million, subject to contractual post-closing adjustments, as set forth in the Agreement.

Anadarko did not prepare separate stand-alone historical financial statements for the Gooseberry Operations in accordance with accounting principles generally accepted in the United States of America. Accordingly, it is not practicable to identify all assets and liabilities, or other indirect operating costs applicable to the Gooseberry Operations. The accompanying statements of revenues and direct operating expenses were prepared from the historical accounting records of Anadarko.

Certain indirect expenses as further described in note 4 were not allocated to the Gooseberry Operations’ historical financial records. Any attempt to allocate these expenses would require significant and judgmental allocations, which would be arbitrary and would not be indicative of the performance of the properties had they been owned by Encore.

These statements of revenues and direct operating expenses do not represent a complete set of financial statements reflecting financial position, results of operations, shareholders’ equity, and cash flows of the Gooseberry Operations, and are not indicative of the results of operations for the Gooseberry Operations going forward.

(2)	Significant Accounting Policies
(a)	Principles of Combination and Use of Estimates

The statements of revenues and direct operating expenses are derived from the accounts of Anadarko. All significant intercompany transactions and balances have been eliminated in combination of the financial statements. Accounting principles generally accepted in the United States of America require management to make estimates and assumptions that affect the amounts reported in the statements of revenues and direct operating expenses. Actual results could be different from those estimates.

(b)	Revenue Recognition

Total revenues in the accompanying statements of revenues and direct operating expenses consist solely of crude oil revenues. Anadarko recognizes revenues based on the amount of oil sold to purchasers when delivery to the purchaser has occurred and title has transferred.
(Continued)

ANADARKO GOOSEBERRY OPERATIONS
Notes to Statements of Revenues and Direct Operating Expenses
Years ended December 31, 2006, 2005, and 2004
(c)	Direct Operating Expenses

Direct operating expenses are recognized when incurred and consist of direct expenses of operating the Gooseberry Operations. The direct operating expenses include lease operating and production and other tax expense. Lease operating expenses include lifting costs, well repair expenses, surface repair expenses, well workover costs, and other field expenses. Lease operating expenses also include expenses directly associated with support personnel, support services, equipment, and facilities directly related to oil production activities. Production and other taxes consist of severance and ad valorem taxes.
(3)	Contingencies

The activities of the Gooseberry Operations are subject to potential claims and litigation in the normal course of operations. Anadarko does not believe that any liability resulting from any pending or threatened litigation will have a materially adverse effect on the operations or financial results of the Gooseberry Operations.

(4)	Excluded Expenses (Unaudited)

The Gooseberry Operations were part of a much larger enterprise prior to the date of the acquisition by Encore. Indirect general and administrative expenses, interest, income taxes, and other indirect expenses were not allocated to the Gooseberry Operations, and have been excluded from the accompanying statements. In addition, management of Anadarko believes such indirect expenses are not indicative of future costs or recoveries, which would be incurred by Encore.

Also, depreciation, depletion and amortization have been excluded from the accompanying statements of revenues and direct operating expenses as such amounts would not be indicative of those expenses which would be incurred based on the amounts expected to be allocated to the oil properties in connection with the purchase price allocation by Encore.

(5)	Cash Flow Information (Unaudited)

Capital expenditures were approximately $772,000, $344,000, and $469,000 for the years ended December 31, 2006, 2005 and 2004, respectively. Other cash flow information is not available on a standalone basis for the Gooseberry Operations.

(6)	Supplemental Information for Oil Producing Activities (Unaudited)

Supplemental oil reserve information related to the Gooseberry Operations is presented in accordance with the requirements of statement of financial accounting standards SFAS No. 69, Disclosures about Oil and Gas Producing Activities. (SFAS No. 69).

Because oil and natural gas reserves are based on many assumptions, all of which may substantially differ from actual results, reserve estimates and timing of development and production may be significantly different from the actual quantities of oil and natural gas that are ultimately recovered and the timing of such production. In addition, results of drilling, testing and production after the date of an estimate may justify material revisions to the estimates.
(Continued)

ANADARKO GOOSEBERRY OPERATIONS
Notes to Statements of Revenues and Direct Operating Expenses
Years ended December 31, 2006, 2005, and 2004
Estimated Proved Reserves
Proved oil reserve estimates are prepared in accordance with Securities and Exchange Commission guidelines and are a function of; (i) the quality and quantity of available data, (ii) the interpretation of that data, (iii) the accuracy of various economic assumptions used and (iv) the judgment of the persons preparing the estimate.
The volumes of proved oil reserves shown are estimates, which, by their nature, are subject to later revision. These proved oil reserves were estimated utilizing all available geological and reservoir data as well as production performance data. These estimates are prepared annually by reserve engineers, and revised either upward or downward, as warranted by additional performance data.
The following table sets forth estimates of the proved oil reserves (net of royalty interests) and changes therein attributed to the Gooseberry Operations, for the periods indicated below:

Crude oil
total
(MBbls)
January 1, 2004	4,799
New discoveries and extensions	279
Revisions of previous estimates	(262)
Production	(327)

December 31, 2004	4,489

Revisions of previous estimates	(85)
Production	(284)

December 31, 2005	4,120

Revisions of previous estimates	(1,570)
Production	(271)

December 31, 2006	2,279

Proved developed reserves as of:
December 31, 2004	3,043
December 31, 2005	2,739
December 31, 2006	1,691

Proved undeveloped reserves as of:
December 31, 2004	1,446
December 31, 2005	1,381
December 31, 2006	588
Estimates of future net cash flows from proved reserves of oil were made in accordance with SFAS No. 69. The amounts were prepared by the Anadarko’s engineers and are shown in the following table. The price estimates used for the development of future cash inflows were $42.76, $36.12 and $35.07 per barrel of oil for 2006, 2005, and 2004, respectively. The estimates are based on prices at year-end. Oil prices are escalated only for fixed and determinable amounts under provisions in some contracts. Estimated future
(Continued)

ANADARKO GOOSEBERRY OPERATIONS
Notes to Statements of Revenues and Direct Operating Expenses
Years ended December 31, 2006, 2005, and 2004
cash inflows are reduced by estimated future development, production, abandonment, and dismantlement costs based on year-end cost levels, assuming continuation of existing economic conditions, and by estimated future income tax expense. U.S. income tax expense is calculated by applying the existing statutory tax rates, including any known future changes, to the pretax net cash flows giving effect to any permanent differences and reduced by the applicable tax basis.
Standardized Measure of Discounted Future Net Cash Flows
The present value of future net cash flows does not purport to be an estimate of the fair market value of the Gooseberry Operations proved reserves. An estimate of fair value would also take into account, among other things, anticipated changes in future prices and costs, the expected recovery of reserves in excess of proved reserves and a discount factor more representative of the time value of money and the risks inherent in producing oil.
The following table sets forth estimates of the standardized measure of discounted future net cash flows from proved reserves of oil for the periods indicated below (in thousands):

	Year ended December 31
	2006	2005	2004
Future cash inflows	$97,455	148,811	157,415
Future production costs	(37,565)	(44,715)	(45,541)
Future development costs	(6,328)	(2,580)	(1,982)
Future income tax expense	(15,208)	(32,130)	(34,790)

Future net cash flows	38,354	69,386	75,102

10% discount for estimated timing of cash flows	(15,579)	(29,207)	(32,065)

Standardized measure of discounted future net cash flows relating to oil and natural gas reserves	$22,775	40,179	43,037

(Continued)

ANADARKO GOOSEBERRY OPERATIONS
Notes to Statements of Revenues and Direct Operating Expenses
Years ended December 31, 2006, 2005, and 2004
Future net cash inflows are computed by applying year-end prices to estimated sales volumes, adjusted for transportation and other charges.
The standardized measure of estimated future cash flows are reduced by estimated future development, production, and well abandonment costs based on period-end cost levels, assuming continuation of existing economic conditions.
The following table sets forth the changes in standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves for the periods indicated (in thousands):

	Year ended December 31
	2006	2005	2004
Beginning of period	$40,179	43,037	25,405
Sales of oil and natural gas produced, net of production costs	(7,147)	(7,174)	(6,983)
Net changes in prices and production costs	2,430	883	23,556
Extensions and discoveries, net of future development	—	—	4,693
Development costs incurred during the period	772	344	469
Change in estimated future development costs	(2,000)	(716)	613
Revisions of previous quantity estimates	(23,780)	(1,228)	(3,346)
Accretion of discount	5,851	6,269	3,545
Net change in income taxes	9,393	1,319	(9,614)
Timing and other	(2,923)	(2,555)	4,699

Net change	(17,404)	(2,858)	17,632

End of period	$22,775	40,179	43,037